EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

       We consent to the incorporation by reference to this Registration Statement of UMB Financial Corporation on Form S-8 of our report dated January 17, 2002, appearing in the Annual Report on Form 10-K of UMB Financial Corporation for the year ended December 31, 2001.

/s/ Deloitte & Touche, LLP
November 20, 2002 Kansas City, Missouri

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